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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT




    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 10, 1995


                        CALIFORNIA ENERGY COMPANY, INC.
            (Exact name of registrant as specified in its charter)



Delaware                        1-9874                 94-2213782
(State or other              (Commission             (IRS Employer
jurisdiction of              File Number)            Identification No.)
incorporation)




   10831 Old Mill Road, Omaha, Nebraska                       68194
(Address of principal executive offices)                    (Zip Code)




Registrant's telephone number, including area code:   402-330-8900



                                 Not Applicable
         (Former name or former address, if changed from last report)

















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Item 5.  Other Events

     On February 10, 1995, California Energy Company, Inc. (the "Registrant") held a special meeting of stockholders to consider the following proposals (the "Proposals"): (i) an amendment of the Registrant's Restated Certificate of Incorporation to increase by 20,000,000 the number of shares of common stock, par value $.0675, of the Registrant ("Common Stock") to be issued from 60,000,000 to 80,000,000 and (ii) the approval of the issuance of up to 17,000,000 shares of Common Stock to the holders of common stock of Magma Power Company ("Magma") in connection with the pending acquisition of Magma by the Registrant. On February 10, 1995, the Registrant issued a press release announcing the approval of the Proposals by its stockholders; a copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired:  None.

     (b)  Pro forma financial information:     None.

     (c)  Exhibit:

          99.1 Press Release, dated February 10, 1995, issued by California Energy Company, Inc.






































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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CALIFORNIA ENERGY COMPANY, INC.



                              By: /s/ Douglas L. Anderson

                                  Douglas L. Anderson
                                  Assistant Secretary

February 13, 1995